Exhibit 99.1

Allakos Provides Business Update and Reports Third Quarter 2023 Financial Results

SAN CARLOS, Calif., November 13, 2023 (GLOBE NEWSWIRE) – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing antibodies for the treatment of allergic, inflammatory and proliferative diseases, today provided a business update and reported financial results for the third quarter ended September 30, 2023.

Recent Allakos Events

•
Completed enrollment in both the Phase 2 study of subcutaneous lirentelimab in patients with atopic dermatitis and the Phase 2b study of subcutaneous lirentelimab in patients with chronic spontaneous urticaria (“CSU”).
•
Began dosing patients in the Phase 1 study of AK006. The Phase 1 study is a single and multiple ascending dose study of AK006 in healthy volunteers. In addition, the Phase 1 study will explore the activity of AK006 in a randomized, double-blind, placebo-controlled cohort of patients with CSU.
•
Appointed Neil Graham, M.D., Rand Sutherland, M.D., and Dolca Thomas, M.D. to the Allakos Board of Directors.

Upcoming Allakos Anticipated Milestones

•
Topline data expected from the Phase 2 study of subcutaneous lirentelimab in patients with atopic dermatitis in late Q4 2023 to Q1 2024.
•
Topline data expected from the Phase 2b study of subcutaneous lirentelimab in patients with CSU in late Q4 2023 to Q1 2024.
•
Following the single and multiple ascending dose portions of the Phase 1 AK006 study in healthy volunteers, initiation of the randomized, double-blind, placebo-controlled cohort in patients with CSU is expected in Q2 2024.

Third Quarter 2023 Financial Results

Research and development expenses were $36.7 million in the third quarter of 2023 compared to $18.4 million in the third quarter of 2022, an increase of $18.3 million. The increase is primarily attributed to a $16.7 million increase in manufacturing costs as the third quarter of 2022 included a $12.2 million benefit from refunds for previously expensed R&D raw materials and the third quarter of 2023 included increased manufacturing costs associated with our lirentelimab (AK002) and AK006 programs, as well as a $1.6 million increase in other research and development expenses.

General and administrative expenses were $11.5 million for the third quarter of 2023 compared to $13.0 million for the third quarter of 2022, a decrease of $1.5 million. The decrease was due to decreases in professional expenses, employee compensation and other administrative expenses.

Allakos reported a net loss of $45.6 million in the third quarter of 2023 compared to $30.8 million in the third quarter of 2022. The third quarter of 2023 included noncash expenses for stock-based compensation of $10.5 million, compared to $10.7 million in the same period in 2022, and depreciation expense of $1.5 million in each of the third quarters of 2023 and 2022. Net loss per basic and diluted share was $0.52 for the third quarter of 2023 compared to $0.53 in the third quarter of 2022.

Allakos ended the third quarter of 2023 with $193.9 million in cash, cash equivalents and investments resulting in a net decrease in cash, cash equivalents and investments of $27.2 million during the third quarter of 2023.

About Allakos

Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibodies are lirentelimab (AK002) and AK006. Lirentelimab selectively targets both mast cells and eosinophils, two types of white blood cells that are widely distributed in the body and play a central role in the inflammatory response. Inappropriately activated mast cells and eosinophils have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. AK006 targets Siglec-6, an inhibitory receptor expressed selectively on mast cells. In pre-clinical studies, AK006 appears to provide deeper mast cell inhibition than lirentelimab and, in addition to its inhibitory activity, reduce mast cell numbers. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress, business plans and areas of focus, the expected timing of reporting topline data from its Phase 2 and 2b clinical trials of lirentelimab, the clinical potential of Allakos’ antibodies and the progress of a Phase 1 study of AK006. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete clinical trials for lirentelimab and AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of preclinical testing or early-stage trials; Allakos’ ability to obtain regulatory approvals to market its product candidates; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations, research and drug development; general economic and market conditions, both domestic and international; domestic and international regulatory obligations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Allakos files from time to time to with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:

Adam Tomasi, President

Alex Schwartz, VP Strategic Finance and Investor Relations

ir@allakos.com

Media Contact:

Denise Powell

denise@redhousecomms.com

Allakos Inc.

UNAUDITED Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating expenses
Research and development	$36,749	$18,438	$97,107	$229,693
General and administrative	11,461	13,007	33,966	46,520
Total operating expenses	48,210	31,445	131,073	276,213
Loss from operations	(48,210)	(31,445)	(131,073)	(276,213)
Interest income	2,590	711	7,965	898
Other expense, net	(6)	(103)	(42)	(1,648)
Net loss	(45,626)	(30,837)	(123,150)	(276,963)
Unrealized gain on investments	87	196	212	89
Comprehensive loss	$(45,539)	$(30,641)	$(122,938)	$(276,874)
Net loss per common share:
Basic and diluted	$(0.52)	$(0.53)	$(1.42)	$(4.95)
Weighted-average number of common shares outstanding:
Basic and diluted	87,115	58,169	86,539	55,905

allakos inc.

UNAUDITED CONDENSED balance sheets

(in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$70,519	$87,217
Investments	123,389	192,569
Prepaid expenses and other current assets	24,371	29,057
Total current assets	218,279	308,843
Property and equipment, net	34,965	39,144
Operating lease right-of-use assets	24,167	30,225
Other long-term assets	6,084	8,208
Total assets	$283,495	$386,420
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$915	$4,832
Accrued expenses and other current liabilities	22,535	25,206
Total current liabilities	23,450	30,038
Operating lease liabilities, net of current portion	39,002	45,949
Total liabilities	62,452	75,987
Stockholders’ equity:
Common stock	87	85
Additional paid-in capital	1,276,954	1,243,408
Accumulated other comprehensive loss	(72)	(284)
Accumulated deficit	(1,055,926)	(932,776)
Total stockholders’ equity	221,043	310,433
Total liabilities and stockholders’ equity	$283,495	$386,420